UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 26, 2024
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

5.12% Secured Promissory Note due September 30, 2024
Momentus Inc. (the “Company”) issued six promissory notes dated effective as of June 21, 2024 (each a “Secured Note” and collectively, the “Secured Notes”) in the aggregate principal amount of $500,000 to Brian Kabot, Paul Ney, Chris Hadfield, John Rood, Victorino Mercado, and Mitchel Kugler, each a director and/or officer of the Company (individually, a “Lender” and collectively, the “Lenders”).

The proceeds of the Secured Notes are to be used first for the payment of earned employee retention payments and the expenses of the Secured Notes, and thereafter for working capital and general corporate purposes.

Each Secured Note has identical terms except for principal amount. The Secured Notes have a maturity date of September 30, 2024, and each Secured Note bears an interest rate of 5.12% per annum. The Company’s obligations under the Secured Notes are secured by senior liens on substantially all of the Company’s properties, rights and assets in favor of the Lenders. The Secured Note and the debt evidenced thereby, including all principal and interest, can be prepaid at any time, and accelerate and become immediately due and payable upon a future financing by the Company as well as upon the occurrence of certain customary events of default, including failure to pay amounts owing when due and/or certain events involving a discontinuation of our business or certain types of proceedings involving insolvency, bankruptcy, receivership and the like.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1
Election of Four Directors

Voting results for the election of directors were as follows:

Momentus Nominees	For	Withheld	Broker Non-Votes
Chris Hadfield	1,168,916	236,053	4,414,847
John C. Rood	1,190,809	214,160	4,414,847
Linda J. Reiners	1,221,018	183,951	4,414,847
Victorino G. Mercado	1,157,200	247,769	4,414,847

Accordingly, all four of the Company’s nominees were elected to serve as directors of the Company, with: (i) Messrs. Hadfield and Rood elected to serve as directors of the Company until the 2026 Annual Meeting of Stockholders and until their respective successors are appointed, elected and qualified; and (ii) Ms. Reiners and Mr. Mercado elected to serve as directors of the Company until the 2027 Annual Meeting of Stockholders and until their respective successors are appointed, elected and qualified.

Proposal 2
Ratification of Appointment of Auditors

Ratification of the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year was approved by the following vote:

For	Against	Abstain
5,296,319	294,341	229,156

Proposal 3
Warrant Repricing Proposal

Approval of the repricing of certain existing warrants of the Company issued to an institutional investor in a registered direct offering was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
1,125,966	239,274	39,729	4,414,847

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	July 2, 2024	Title:	Chief Legal Officer and Corporate Secretary